APPENDIX A

Lenders

As of November 16, 2010

WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST

WELLS FARGO ADVANTAGE INCOME OPPORTUNITIES FUND

WELLS FARGO ADVANTAGE MULTI-SECTOR INCOME FUND

WELLS FARGO ADVANTAGE UTILITIES AND HIGH INCOME FUND

Wells Fargo Funds Trust

Adjustable Rate Government Fund

Asia Pacific Fund

Asset Allocation Fund

Capital Growth Fund

C&B Mid Cap Value Fund

Classic Value Fund

Common Stock Fund

Core Equity Fund

Disciplined Global Equity Fund

Disciplined U.S. Core Fund

Disciplined Value Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Income Builder Fund

Diversified International Fund

Emerging Markets Equity Fund

Endeavor Select Fund

Enterprise Fund

Global Opportunities Fund

Government Securities Fund

Growth Fund

Growth Opportunities Fund

Health Care Fund

High Income Fund

High Yield Bond Fund

Income Plus Fund

International Bond Fund

International Equity Fund

Intrinsic Value Fund

Intrinsic World Equity Fund

Large Cap Core Fund

Large Cap Growth Fund

Large Company Value Fund

Managed Account CoreBuilder Shares Series G

Mid Cap Disciplined Fund

Mid Cap Growth Fund

Omega Growth Fund

Opportunity Fund

Precious Metals Fund

Premier Large Company Growth Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Small Cap Disciplined Fund

Small Cap Growth Fund

Small Cap Opportunities Fund

Small/Mid Cap Core Fund

Special Small Cap Value Fund

Specialized Technology Fund

Strategic Large Cap Growth Fund

Traditional Small Cap Growth Fund

Ultra Short-Term Income Fund

Utility and Telecommunications Fund

Wells Fargo Master Trust

C&B Large Cap Value Portfolio

Disciplined Growth Portfolio1

Diversified Stock Portfolio

Diversified Fixed Income Portfolio

Diversified Large Cap Growth Portfolio2

Emerging Growth Portfolio

Equity Income Portfolio

Equity Value Portfolio

Index Portfolio

Inflation-Protected Bond Portfolio

International Core Portfolio

International Growth Portfolio

International Index Portfolio

International Value Portfolio

Large Cap Appreciation Portfolio1

Large Company Growth Portfolio1

Managed Fixed Income Portfolio

Small Cap Index Portfolio1

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Total Return Bond Portfolio

Wells Fargo Variable Trust

VT Asset Allocation Fund

VT Core Equity Fund

VT Discovery Fund

VT International Equity Fund

VT Intrinsic Value Fund

VT Omega Growth Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Small Cap Value Fund

VT Total Return Bond Fund

Wells Fargo Advantage Income Opportunities Fund

Wells Fargo Advantage Multi-Sector Income Fund

Wells Fargo Advantage Utilities and High Income Fund

1. On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the consolidation or termination of the Diversified Growth Portfolio, Large Cap Appreciation Portfolio, Large Company Growth Portfolio and Small Cap Index Portfolio, effective January 31, 2011.

2. On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the establishment of the Diversified Large Cap Growth Portfolio, effective February 1, 2011.